UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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MILLENNIUM INDIA ACQUISITION COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

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MILLENNIUM INDIA ACQUISITION COMPANY, INC.

301 Winding Road

Old Bethpage, NY 11804

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held Thursday, December 12, 2013

To our stockholders:

The 2013 annual meeting of stockholders of Millennium India Acquisition Company, Inc. (“SMCG” or the “Company”) will be held on Thursday, December 12, 2013, at 9:00 a.m. local time, at the offices of Morrison Cohen LLP, 909 Third Avenue, New York, NY 10022, for the following purposes:

1.

To elect the seven individual nominees named in the accompanying Proxy Statement to serve as the members of the Company’s Board of Directors (the “Board”) until the next annual meeting of stockholders of the Company or until such directors’ respective successors are duly elected and qualified.

2.

To approve the amendment of the fundamental investment restriction, currently applicable to the Company, that relates to investment concentration, to remove the requirement that the Company invest more than 25% of its total assets in one or more businesses that have operations primarily in India.

3.

 To approve the amendment of the fundamental investment restriction, currently applicable to the Company, that relates to investment concentration, to add the requirement that the Company invest more than 25% of its total assets in one or more energy infrastructure assets or businesses or alternative energy assets or businesses.

4.

To approve the reduction of the number of shares of authorized capital stock of the Company from 45,005,000 to 12,005,000.

5.

To approve one or more adjournments of the meeting, as necessary and appropriate, including in order to permit the further solicitation of proxies in favor of proposals 2, 3 and 4, above.

6.

To ratify the selection of the Company’s independent registered public accounting firm.

7.

To transact such other business as may properly come before the meeting, or any adjournments thereof.

Stockholders of record at the close of business on October 14, 2013 (the “Proxy Record Date”) will be entitled to receive notice of, be present at and vote at the meeting. Definitive forms of this proxy statement and the accompanying proxy card are first being released to stockholders on or about November 22, 2013.

By order of the Board.

/s/ David H. Lesser

David H. Lesser

Chairman, CEO, Secretary and Treasurer

New York, New York

November 22, 2013

i

WE NEED YOUR VOTE

YOUR VOTE IS IMPORTANT, NO MATTER HOW LARGE OR SMALL YOUR STOCKHOLDING. BY LAW, THE ANNUAL MEETING OF STOCKHOLDERS OF SMCG WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A QUORUM IS REPRESENTED AT THE MEETING, IN PERSON OR BY PROXY. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLING US TO HOLD OUR MEETING AS SCHEDULED AND AVOID THE COSTS OF ADJOURNING AND RESCHEDULING. WE URGE YOU TO RETURN YOUR PROXY CARD PROMPTLY, OR VOTE PROMPTLY BY TELEPHONE OR ELECTRONIC MEANS TO THE EXTENT THOSE OPTIONS ARE MADE AVAILABLE ON YOUR PROXY CARD, IF YOU WILL NOT BE ATTENDING THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON WITH ALL THE AUTHORIZATIONS YOU MAY NEED IN ORDER TO VOTE YOUR STOCK IN PERSON.

0

MILLENNIUM INDIA ACQUISITION COMPANY, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held Thursday, December 12, 2013

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Millennium India Acquisition Company, Inc. (“SMCG” or the “Company”) to be used at the 2013 annual meeting of stockholders of the Company to be held on Thursday, December 12, 2013, at 9:00 a.m. local time (including as it may be adjourned from time to time, the “Annual Meeting”), at the offices of Morrison Cohen LLP, 909 Third Avenue, New York, NY 10022, for the purposes set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement.

Stockholders of record at the close of business on October 14, 2013 (the “Proxy Record Date”) will be entitled to receive notice of, be present at and vote at the Annual Meeting. Stockholders are entitled to one vote for each Company share held and fractional votes for each fractional Company share held.

It is essential that stockholders complete, date, sign and return the proxy card or voting instructions they receive in connection with this Proxy Statement. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. If the proxy card or voting instructions are executed and returned, they may nevertheless be revoked by a new proxy given later; although, to be effective, such new proxy must be received prior to the meeting. In addition, any stockholder who attends the meeting in person may vote by ballot at the meeting (provided that the stockholder has all the authorizations needed in the event the stockholder holds stock through a broker or other intermediary), thereby cancelling any proxy previously given. A quorum is constituted by the presence in person or by proxy of the holders of a majority of the outstanding shares of the Company entitled to vote at the meeting. If a proposal is to be voted upon by only one class of the Company’s shares, a quorum of that class of shares (the holders of a majority of the outstanding shares of the class) must be present in person or by proxy at the meeting in order for the proposal to be considered. As of October 14, 2013, the Company had outstanding the following number of voting shares:

Common Stock: 8,219,875 shares

Definitive forms of this proxy statement and the accompanying proxy card are first being released to stockholders on or about November 22, 2013.

The principal executive office of the Company is located at 301 Winding Road, Old Bethpage, New York 11804. Copies of the Company’s most recent annual, semi-annual reports and other reports are available upon request, without charge, by writing to the Company c/o Gemini Fund Services, LLC, 80 Arkay Drive, Hauppauge, New York 11788, or by calling (631) 470-2644. This proxy statement and copies of the Company’s most recent annual, semi-annual reports and other publicly filed reports are also available at http://www.sec.gov.

RECENT DEVELOPMENTS

On August 2, 2013, the Company issued a notice scheduling its 2013 annual meeting of stockholders for October 21, 2013, in India. On August 22, 2013, Hudson Bay Partners, LP (“HBP”), a stockholder of the Company, and others, including David H. Lesser, president of HBP’s general partner, commenced a public solicitation of written consents from stockholders of the Company, seeking to replace the then-current members of the Company’s five-person board of directors with a new slate of proposed directors, as the first step in a effort to focus the Company on building a strategy to unlock value for the benefit of all stockholders. On October 3, 2013, HBP presented the Company with written consents from holders of a majority of the Company’s outstanding shares of common stock, replacing the then-current directors with HBP’s new slate of directors. The new members of the Company’s Board of Directors were Mr. Lesser, Arun Mittal, Habib Yunus, Dionisio D’Aguilar and Jesse Derris.

The new Board thereafter adopted a resolution that dismissed the Company’s then-serving officers, appointed Mr. Lesser Chairman of the Board and CEO, Secretary and Treasurer, appointed new members of the audit committee (the “New Audit Committee”), set the size of the Board at seven and appointed former directors and officers F. Jacob Cherian and Suhel Kanuga to fill the additional two directorships thereby created and cancelled the annual meeting of stockholders scheduled for October 21, 2013, which had been improperly noticed under Delaware law.

In regard in particular to the decision to appoint former directors and officers Cherian and Kanuga to the new Board, the five initial members of the new Board considered that: (i) they had served as SMCG directors and as SMCG’s principal executive officers during the period in which SMCG lost substantial net asset value and share price value; (ii) they participated substantially in devising and executing the investment policies that the five initial members of the new Board believe helped lead to that loss of value; (iii) during the period in which they served as directors and officers, they accrued what the five initial members of the new Board believe to have been excessive remuneration relative to the performance, operations and activities of the Company; and (iv) during the period in which they served as directors and officers, SMCG accrued annually what the five initial members of the new Board believe to have been excessive additional operating costs relative to the performance, operations and activities of the Company. The new Board also considered that Messrs. Cherian and Kanuga: (1) in serving as directors, would hold only two of seven board seats, representing 29% of the votes eligible to be cast in Board deliberations; (2) would have no policy-making roles in devising or executing SMCG’s investment policies; (3) would receive no remuneration from SMCG; (4) had agreed to forego all compensation that had previously been awarded to them but which had been deferred and had gone unpaid, which deferred compensation represented a substantial liability for SMCG (a further discussion of which is set forth below in connection with Proposal No. 1 under the heading “The Nominees – Nominees’ Compensation”); (5) would not be in a position, singly or together, to determine any policy regarding, or approve, or themselves accrue, operating costs for the account of SMCG; (6) had never received amounts in respect of rent for any office or mailing address of SMCG, which the five initial members of the new Board had earlier thought from their reading of historical SMCG disclosures may have been the case; (7) had detailed knowledge regarding SMCG and its historical operations, and SMCG’s sole investment in SMC Group and its historical performance, and therefore could be of value to the new Board and management as they reviewed SMCG’s operations and performance and considered how they could be improved, including whether, and if so how, SMCG could realize value from its investment in SMC Group or make other investments; and (8) acted in what the five initial members of the new Board considered to be the best interests of SMCG stockholders when it was demonstrated to them that holders of more than 50% of SMCG’s outstanding common stock had signed written consents in favor of replacing the old Board with the new Board, in that they then immediately (x) recognized the legitimacy and finality of this result, (y) helped effectuate the assumption by the new Board of its authority over SMCG and its assets and accounts and (z) stepped aside as SMCG officers. Having considered all of the foregoing, the five initial members of the new Board decided that it was in the best interests of the stockholders of SMCG to appoint Messrs. Cherian and Kanuga to the new Board.

The Board has now rescheduled and re-noticed the Annual Meeting for December 12, 2013, and at that meeting will seek to elect, by a regular vote of the stockholders at a regular meeting of the stockholders, all seven members of the new Board, and to take other steps requiring stockholder approval that the Board considers necessary in order for it to continue the effort to build a strategy for the Company that unlocks value for the benefit of all stockholders and to control costs.

For additional information regarding these recent developments, please see the recent public filings made with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) in respect of the Company, including the definitive Consent Solicitation Statement on Schedule 14A filed by HBP and others on September 5, 2013 (File No. 811-22156), and the Current Report on Form 8-K filed by the Company on October 4, 2013 (File No. 811-22156).

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

It is proposed that the stockholders of the Company elect the seven individual nominees named below (the “Nominees”) to serve as the members of the Company’s Board of Directors until the next annual meeting of stockholders of the Company or until such directors’ respective successors are duly elected and qualified. Each Nominee currently serves as a director of the Company:

David H. Lesser

Arun Mittal

Habib Yunus

Dionisio D’Aguilar

Jesse Derris

F. Jacob Cherian

Suhel Kanuga

Each Nominee has consented to being named in this Proxy Statement and has agreed to continue to serve as a director if elected. Biographical information about each Nominee and other information relevant to the Nominees and the ownership and governance of the Company is set forth below. The address of each Nominee is in care of the Company at 301 Winding Road, Old Bethpage, New York 11804.

The persons named as proxies on the accompanying form of proxy intend to vote each such proxy for the election of the Nominees, unless stockholders specifically indicate on their proxies the desire to withhold authority to vote for election to office. It is not contemplated that any Nominee will be unable to serve as a director for any reason but, if such a reason should arise as to any Nominee or Nominees prior to the Annual Meeting, the is proxy holders shall be authorized to substitute another person or persons of their choice as nominee or nominees.

Three of the Nominees, Messrs. Lesser, Cherian and Kanuga, are “Interested Persons” of the Company, as defined in the Investment Company Act of 1940 (the “1940 Act”). Mr. Mittal may be, and is therefore being treated by the Company as, an “interested person” as defined in the 1940 Act, by virtue of the fact that Mr. Lesser is Mr. Mittal’s superior at another company, Power REIT. The remaining three Nominees are “disinterested” or “independent.” As independent directors, the three disinterested directors play a critical role in overseeing Company operations and policing potential conflicts of interest between the Company, its officers and service providers.

Historically, the Company has reimbursed directors for their expenses relating to Board service and paid remuneration to directors and officers, although it has not had a bonus, pension, profit-sharing or retirement plan. Following the change of directors on October 3, 2013, the new Board has determined to pay the five initial members of the new Board $4,000 per annum and to reimburse them for expenses related to attending Board meetings and their participation as members of the Board. In addition, the Company has two officers: Mr. Lesser, who serves as CEO, Treasurer and Secretary, and Mr. Kanuga, who serves as Chief Compliance Officer. The Board has determined to pay Mr. Lesser total compensation at an annual rate of $120,000 in cash. Mr. Kanuga has agreed to serve in his position without compensation. The foregoing remuneration and compensation amounts and expense reimbursement policy has gone into effect as of October 4, 2013 and shall apply on an ongoing basis unless and until modified by the Board. The Board expects to review these amounts and policies when appropriate based on activities of the Company, and no less than annually commencing in early 2015. The aggregate amount of compensation paid to each Nominee by the Company for the fiscal year ended December 31, 2012 is disclosed below under “The Nominees – Nominees’ Compensation”.

The Nominees

Name, Age, Address(a)	Positions with Company(b)	Term of Office, Length of Service	Principal Occupations, Past Five Years	Number of Funds in SMCG Complex(c) Overseen by Nominee	Other Public Directorships Held by Nominee, Past Five Years
David H. Lesser, 47	Interested Director(d), Chairman of the Board of Directors, CEO, Secretary, Treasurer	Took office October 3, 2013 by means of written consent of majority of stockholders	Chairman and CEO of Power REIT (NYSE MKT: PW) since 2011; President of Hudson Bay Partners, LP since 1995	1	Chairman of Power REIT (NYSE MKT: PW); Trustee of the Town Hall in New York City; Director of eLab Incubator and Student Agencies Foundation
Arun Mittal, 37	Interested Director (e)	Took office October 3, 2013 by means of written consent of majority of stockholders	Executive Vice President of Power REIT (NYSE MKT: PW) since 2011; Managing Principal of Caravan Partners, LLC since 2008	1
Habib Yunus, 37	Independent Director	Took office October 3, 2013 by means of written consent of majority of stockholders	President of Wabi, Inc. since January 2013; from 2010-2012, project manager with Toyota Tsusho America, Inc.; from 2006-2010, led the international tax team at Shinsei Bank, Ltd. (Japan)	1

Dionisio D’Aguilar, 48	Independent Director	Took office October 3, 2013 by means of written consent of majority of stockholders	President and CEO of Superwash Limited since 1993	1

Director of Bahamar since 2011; Chairman of the Board of AML Foods Limited since 2009; Chairman of the Board of Insurance Company of The Bahamas Limited since 2008; Director of J.S. Johnson and Company Limited since 2006

Jesse Derris, 33	Independent Director	Took office October 3, 2013 by means of written consent of majority of stockholders	CEO of Derris & Company since 2012; from 2005-2012, held various positions with Sunshine Sachs	1
F. Jacob Cherian, 47	Interested Director(d)	Elected director annually since inception of Company; removed October 3, 2013 by means of written consent of majority of stockholders; appointed by Board to new directorship October 3, 2013	Officer of the Company until October 3, 2013; private investor; during 1995-1999 and 2001-2005, Adjunct Professor of International Finance, St. John’s University, Tobin College of Business. Formerly Partner, Computer Sciences Corporation, and Director, KPMG LLP / KPMG Consulting	1	Director, SMC Group, since January 2008

Suhel Kanuga, 38	Interested Director(d)	Elected director annually since inception of Company; removed October 3, 2013 by means of written consent of majority of stockholders; appointed by Board to new directorship October 3, 2013 and also serves as Chief Compliance Officer	Officer of the Company until October 3, 2013; private investor; Formerly Principal, Computer Sciences Corporation, and Manager, KPMG LLP	1	Director, SMC Group, since January 2008

(a) The address of each Nominee is in care of the Company at 301 Winding Road, Old Bethpage, New York 11804.

(b) “Independent Directors” are directors who are not “Interested Persons” (as defined in Section 2(a)(19) of the 1940 Act) of SMCG and “Interested Directors” are directors who are, or are being treated by the Company as, “Interested Persons” of SMCG.

(c) The term “Fund Complex” refers to SMCG and no other registered investment companies.

(d) Mr. Lesser is an “Interested Person” by virtue of his position as an officer of SMCG. Each of Messrs. Cherian and Kanuga is an “Interested Person” by virtue of his position as an officer of SMCG within the past two years.

(e) Mr. Mittal may be, and is therefore being treated by the Company as, an “Interested Person” as defined in the 1940 Act, by virtue of the fact that Mr. Lesser is Mr. Mittal’s superior at another company, Power REIT.

Nominees’ Qualifications. The Company believes that each Nominee is competent to serve as a director of the Company because of his overall individual merits, including: (i) experience, (ii) qualifications, (iii) attributes and (iv) skills. The Company does not believe that any one factor is determinative in assessing a Nominee's qualifications, but that the collective experience of each Nominee makes him highly qualified to serve.

Mr. Lesser has over 26 years of experience in financial services, accounting, valuation and international businesses. In addition to serving as Chairman and CEO of the Company, Mr. Lesser also serves as Chairman and CEO of Power REIT (NYSE MKT: PW) since 2011. In addition, he is the President of HBP, an investment firm focused primarily on real estate-related situations and alternative energy opportunities since its inception in 1996. Prior to forming HBP, Mr. Lesser was a Director of Investment Banking at Merrill Lynch & Co.

Since 1995, Mr. Lesser, through HBP, has invested in numerous opportunities, including a reverse merger transaction in 1997 that led to the formation of Keystone Property Trust (NYSE: KTR) (“Keystone”). Mr. Lesser, as president of HBP, led an investor group and structured a reverse merger transaction with American Real Estate Investment Corporation (AMEX: REA) to ultimately form Keystone. The transaction involved an investment of cash, the merger of a property management company and the acquisition of a family-owned portfolio of industrial properties for ownership. In addition to initial structuring and equity investment by HBP, Mr. Lesser served on Keystone’s board of trustees until June 2000. Keystone was acquired by Prologis (NYSE: PLD) in 2004. Mr. Lesser holds a Masters of Business Administration (M.B.A.). from Cornell University and a B.S. in Applied Management and Economics from Cornell University.

We believe Mr. Lesser’s extensive investment experience and experience with public companies make him well qualified to continue serve as a director of SMCG.

Mr. Mittal is a chartered financial analyst (“CFA”) and has over a decade of investment banking and business experience in the financial institutions and energy sectors. Prior to his current positions, described above, Mr. Mittal was a Director at StoneCastle Partners, LLC, a boutique investment bank and asset manager with over $4.0 billion in assets under management, which he joined in 2006. From 2000 to 2006, Mr. Mittal served in various roles of increasing responsibility at Shinsei Bank (Tokyo) in the bank's capital markets and asset backed investment groups, culminating in Mr. Mittal serving from 2005 to 2006 as CEO of Shinsei Capital (USA), Ltd., the bank's non-bank subsidiary based in New York, overseeing the bank's asset backed investments in the U.S. Mr. Mittal holds a B.S. in Electrical Engineering from Stanford University and an M.S. in electrical engineering from Georgia Institute of Technology.

We believe Mr. Mittal’s experience with public companies and his qualification as a CFA make him well qualified to continue to serve as a director of SMCG.

Mr. Yunus is a Certified Public Accountant (“CPA”) with more than 15 years of experience in accounting, finance and investing. Mr. Yunus is the sole owner and President of Wabi, Inc. a boutique business and investment advisory firm. Mr. Yunus was previously with Toyota Tsusho America, Inc. (“Toyota”) from 2010-2012, where he was deal originator and lead negotiator on a $602 million joint venture with Encana Corporation (NYSE: ECA). Prior to Toyota, from 2006-2010 Mr. Yunus led the international tax team at Shinsei Bank, Ltd. (Japan), where he was also instrumental in a $5.7 billion acquisition of GE Money and a proposed merger with Aozora Bank. Mr. Yunus began his career with Deloitte & Touche, where from 1999-2006 he worked in various tax advisory roles in the U.S. and Japan. Mr. Yunus holds a B.S. in Accounting and Masters of Accounting (Tax specialization) degrees from the University of Florida. Mr. Yunus holds a CPA designation in Georgia.

We believe Mr. Yunus’ experience with finance and accounting, including his qualification as a CPA, makes him well qualified to continue to serve as a director of SMCG.

Mr. D’Aguilar has over twenty years of business experience and holds a designation as a CPA. He has served as President and CEO of Superwash Limited since 1993. Superwash Limited is the largest chain of self-service laundry facilities in the Bahamas. Since 2011, Mr. D’Aguilar has served as a Director of Bahamar, a $3 billion resort under construction on Nassau in the Bahamas. Since 2006, Mr. D’Aguilar has served as a Director of J.S. Johnson and Company Limited, which is the largest firm of insurance brokers and agents in the Bahamas and is publicly traded on the Bahamas International Stock Exchange (BISX). Since 2009, Mr. D’Aguilar has served as Chairman of the Board of AML Foods Limited, which is the second largest retailer of food in the Bahamas and is publicly traded on the BISX. Since 2008, Mr. D’Aguilar has served as Chairman of the Board of Insurance Company of The Bahamas Limited. Since 2009, Mr. D’Aguilar has served as Honorary Consul to the Kingdom of the Netherlands in the Commonwealth of the Bahamas. From 1987 to 1993, Mr. D’Aguilar served as President of the Bahamas Chamber of Commerce. From 1987 to 1993, Mr. D’Aguilar held various positions at KPMG US. Mr. D’Aguilar holds a B.S. in Hotel Administration from Cornell University and a Masters of Business Administration (M.B.A.) from Cornell University. He is qualified as a CPA in the State of New York.

We believe Mr. D’Aguilar’s experience serving on various boards, as well as his financial background, including his designation as a Certified Public Accountant, make him well qualified to continue to serve as a director of SMCG.

Mr. Derris is the CEO of Derris & Company, which he founded in 2012. Derris & Company is a brand strategy and public relations firm headquartered in New York City. Mr. Derris serves as a crisis counselor for major corporations and executives in media, finance, fashion, entertainment and sports, and invests in and advises consumer-facing start-ups at various stages of development. Prior to founding Derris & Company, Mr. Derris had various positions with served as Senior Vice President and Partner at Sunshine Sachs starting in 2005, where he lead the firm’s work in a variety of verticals industries, including finance, crisis, digital, sports and real estate. Prior to Sunshine Sachs, Mr. Derris was associated with Rabinowitz-Dorf Communications, a boutique public relations and public affairs firm in Washington, D.C. Mr. Derris also served as a state spokesman on John Kerry’s 2004 Presidential Campaign. Mr. Derris holds a B.A. from the University of Wisconsin-Madison.

We believe Mr. Derris’s experience related to public relations makes him well qualified to continue to serve as a director of SMCG.

Mr. Cherian holds a Bachelor's degree from Queens College and a Master's degree from St. John’s University and is experienced in business restructuring, improving business value, cost reduction and off-shoring strategies, as well as possessing an experienced understanding of the regulatory framework under which investment companies must operate. He has worked for KPMG LLP and JP Morgan & Co. and has also served as Adjunct Professor of International Finance at St. John’s University.

Mr. Cherian served as a director and executive officer of the Company from its inception until October 3, 2013, including as Chairman and CEO. He then ceased to be a director on October 3, 2013, when HBP presented the Company with written consents from holders of a majority of the Company’s outstanding shares of common stock replacing the then-current directors with HBP’s new slate of directors. He also ceased to be an officer when the new Board adopted a resolution that, among other things, dismissed the Company’s then-serving officers. Thereafter, the five initial members of the new Board set the size of the Board at seven and appointed Mr. Cherian to fill one of the additional two directorships thereby created. The Board did so after considering a number of factors, as further described above under “Recent Developments”.

For all the reasons why the five initial members of the new Board decided to appoint Mr. Cherian to the expanded new Board, as further described above under “Recent Developments”, we believe that it is in the best interests of the stockholders of SMCG that Mr. Cherian continue to serve as a director of SMCG. We therefore recommend to the stockholders that he be so elected, along with the other candidates we recommend herein.

Mr. Kanuga has over thirteen years of business experience in the investment management and financial advisory fields, holds Bachelor’s degrees in Mathematics and Economics from Lawrence University and is experienced in portfolio and risk management functions, as well as possessing an experienced understanding of the regulatory framework under which investment companies must operate.

Mr. Kanuga served as a director and executive officer of the Company from its inception until October 3, 2013, including as President, Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary. He then ceased to be a director on October 3, 2013, when HBP presented the Company with written consents from holders of a majority of the Company’s outstanding shares of common stock replacing the then-current directors with HBP’s new slate of directors. He also ceased to be an officer when the new Board adopted a resolution that, among other things, dismissed the Company’s then-serving officers. Thereafter, the five initial members of the new Board set the size of the Board at seven and appointed Mr. Kanuga to fill one of the additional two directorships thereby created. Mr. Kanuga also became Chief Compliance Officer, filling a position he held prior to October 3, 2013. Mr. Kanuga was appointed to these positions after the Board considered a number of factors, as further described above under “Recent Developments”.

For all the reasons why the five initial members of the new Board decided to appoint Mr. Kanuga to the expanded new Board, as further described above under “Recent Developments”, we believe that it is in the best interests of the stockholders of SMCG that Mr. Kanuga continue to serve as a director of SMCG. We therefore recommend to the stockholders that he be so elected, along with the other candidates we recommend herein.

Nominees’ Stock Ownership. The table below indicates the dollar range of each Nominee’s ownership of SMCG’s common stock as of December 31, 2012.

Name	Dollar Range of Equity Securities of SMCG	Aggregate Dollar Range of Equity Securities of All Registered Investment Companies Overseen by Director in Family of Investment Companies
David H. Lesser	None	N/A
Arun Mittal	None	N/A
Habib Yunus	None	N/A
Dionisio D’Aguilar	None	N/A
Jesse Derris	None	N/A
F. Jacob Cherian	Over $100,000	N/A
Suhel Kanuga	Over $100,000	N/A

As of December 31, 2012, no Independent Directors or any of their immediate family members (spouse, child residing in household and certain dependents), beneficially owned any interests in SMCG, an investment adviser of SMCG, a principal underwriter of SMCG or a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with SMCG, an investment adviser of SMCG or a principal underwriter of SMCG.

Nominees’ Compensation. The aggregate amount of compensation paid to each Nominee by SMCG for the fiscal year ended December 31, 2012 was as follows:

Name	Aggregate Compensation from SMCG	Pension or Retirement Benefits Accrued as Part of SMCG Expenses	Estimated Annual Benefits from SMCG upon Retirement	Total Compensation from SMCG and SMCG Complex Paid to Directors
David H. Lesser	None	None	None	None
Arun Mittal	None	None	None	None
Habib Yunus	None	None	None	None
Dionisio D’Aguilar	None	None	None	None
Jesse Derris	None	None	None	None
F. Jacob Cherian	$250,000	None	N/A	$250,000
Suhel Kanuga	$250,000	None	N/A	$250,000

The aggregate amount of compensation scheduled to be paid to Messrs. Cherian and Kanuga in 2013, as the Company’s officers, was also $250,000 each, for a total of $500,000.

In each year from 2009 to 2013, Messrs. Cherian and Kanuga both voluntarily deferred between 20% and 100% of their annual compensation, pending the occurrence of a defined liquidity event for SMCG. As a result, as of June 30, 2013, Messrs. Cherian and Kanuga were each owed $525,000, or an aggregate of $1,050,000. See Note 2 to the Millennium India Acquisition Company Inc. Financial Statements (Unaudited), included in the Form N-CSR filed publicly by SMCG with the SEC on September 4, 2013. On October 3, 2013, HBP presented the Company with written consents from holders of a majority of the Company’s outstanding shares of common stock, replacing the then-current directors with HBP’s new slate of directors. Since that date, Mr. Cherian no longer serves as an officer of SMCG and is no longer compensated by SMCG; and Mr. Kanuga has served in only one officer capacity, as Chief Compliance Officer, and has waived compensation related to serving in that capacity, and so is no longer compensated by SMCG. In addition, on October 3, 2013, each of Messrs. Cherian and Kanuga executed a written release agreement with SMCG, in which they agreed to forego all their deferred compensation. SMCG filed copies of the written releases publicly with the SEC, as exhibits to SMCG’s Current Report on Form 8-K dated October 4, 2013.

No amounts have been paid to either Mr. Cherian or Mr. Kanuga in respect of rent for any office or mailing address of SMCG, although the five initial members of the new Board had earlier thought, from their reading of historical SMCG disclosures, that this may have been the case. Prior to October 3, 2013, SMCG rented a small office suite at 410 Park Avenue in New York City on a month-to-month basis for approximately $2,800 per month, and used 330 E. 38th Street, Suite 30F, in New York City as a mailing address without paying anyone for such use of such address. Since October 3, 2013, SMCG has kept the office suite (for which the October rent had already been paid), at the same rent, but has designated 301 Winding Road, Old Bethpage, New York, where Mr. Lesser already maintains offices, as its principal executive offices and uses that address as its mailing address. SMCG does not pay for the use of 301 Winding Road. The Company will consider whether or not to keep the 410 Park Avenue office based on the needs of the Company and its activities.

The Board

Board Leadership Structure. David H. Lesser has served as Chairman of the Board since October 3, 2013. He is an Interested Person of the Company as defined in section 2(a)(19) of the 1940 by virtue of his position as an officer of the Company. The Chairman is typically responsible for (a) chairing Board meetings, (b) setting the agendas for those meetings and (c) providing information to Board members in advance of each Board meeting and between Board meetings. Since October 3, 2012, Mr. Lesser has also served as the CEO of the Company. Generally, the Company believes it best to have a single leader who is seen by stockholders, business partners and other stakeholders and counterparties as providing strong leadership. In addition to the foregoing roles, since October 3, 2013 Mr. Lesser has served as Company Secretary and Treasurer.

On October 3, 2013, audit committee membership changed with the change of all directors. The newly constituted audit committee (the “New Audit Committee”) originally consisted of Board members Habib Yunus, Dionisio D’Aguilar and Arun Mittal, but as a consequence of the determination that Mr. Mittal may be, and will therefore be treated by the Company as, an “interested person” as defined in the 1940 Act, Mr. Mittal will not join the New Audit Committee and the New Audit Committee shall consist of Board members Habib Yunus and Dionisio D’Aguilar. The New Audit Committee has not yet met.

The Independent Directors include Messrs. Yunus and D’Aguilar and also Board member Jesse Derris. Governance guidelines provide that the Independent Directors will meet in executive session at each Board meeting and no less than annually.

 The Company believes that its Chairman, together with the New Audit Committee, the Independent Directors and the full Board of Directors, provide effective leadership to serve the interests of stockholders.

The Company does not have a lead independent director, which the Company believes is appropriate given (i) its belief  that its Chairman, together with the New Audit Committee, the Independent Directors and the full Board of Directors, provide effective leadership to serve the interests of stockholders; (ii) the fact that the Independent Directors will meet in executive session at each Board meeting and no less than annually; (iii) the fact that the Chairman controls less than 5% of the Company’s outstanding voting securities; (iv) the fact that Company shareholders have recently replaced the Board with new members by means of written shareholder consents, thereby demonstrating the utility of the Company’s current governance arrangements in projecting stockholder views at Board level; and (v) the fact that the Board has only seven members and therefore, in the Company’s view, does not need additional structural mechanisms in order to help ensure free and open communication among all the directors.

Board Risk Oversight. The Board is responsible for overseeing risk management, and the full Board regularly, and on an ad hoc basis when necessary, engages in risk management reviews and discussions and receives compliance and other reports from its relevant service providers. The full Board receives compliance reports from Mr. Kanuga, in his role as Chief Compliance Officer, at meetings and on an ad hoc basis, when and if necessary. In addition, in its role, the audit committee considers financial and reporting risks and raises them with the full Board when necessary. The Board believes that its oversight of material risks is adequately maintained.

Board Meetings. During the fiscal year ended December 31, 2013, the Board held two meetings. Messrs. Cherian and Kanuga, who are the only Nominees who served as members of the Board during the fiscal year ended December 31, 2013, each attended both Board meetings during that fiscal year.

Attendance at Stockholders’ Meetings. SMCG does not have a formal policy regarding directors’ attendance at annual meetings of the Company’s stockholders.

Audit Committee. The Company has a standing audit committee comprised of directors who are not “Interested Persons” of the Company as defined in the 1940 Act. The Company’s audit committee, as constituted prior to October 3, 2013 (the “Old Audit Committee”) met twice during the Company’s last fiscal year. The Company’s audit committee has, since October 3, 2013, had a new membership (the “New Audit Committee”), as indicated above. The function of the audit committee is (1) to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements and (2) to assist in the Board of Directors in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the qualifications, independence and performance of the Company’s independent registered public accounting firm. A copy of the Company’s audit committee charter, which describes the audit committee’s purposes, duties and powers, is attached as Exhibit A hereto. A copy of the Old Audit Committee’s report in respect of the Company’s audited financial statements for the fiscal year ended December 31, 2012 is attached as Exhibit B hereto.

Nominating and Compensation Committee. There is no legal requirement for an unlisted investment company to have a nominating or compensation committee. Nevertheless, the Company chartered a combined nominating and compensation committee in 2008 (see Exhibit C hereto). That committee has not met recently, including in the last fiscal year. Following the change of directors on October 3, 2013, this committee has had no formally appointed members. The new directors are considering whether there is a need for such committee. If they conclude there is such a need, they shall formally appoint committee members. In all events, Company security holders are welcome to recommend director nominees to the Company, and may do so by communicating with the Chairman of the Board or any other Board member in the manner described under “Other Matters”, below.

Beneficial Ownership of Shares

This section sets forth information for SMCG regarding the beneficial ownership of its shares as of October 14, 2013, by the Nominees of SMCG owning shares on such date and by any stockholders owning 5% or more of SMCG’s outstanding shares.

As of October 14, 2013, SMCG’s directors and executive officers, as a group, owned approximately 6.27% of SMCG’s outstanding common stock, and individually owned SMCG common stock as follows:

Name	Shares of Common Stock Owned	Percentage of Common Stock Owned
David H. Lesser*	173,899	2.12%
F. Jacob Cherian*	170,915	2.08%
Suhel Kanuga*	170,915	2.08%
Arun Mittal*	None	None
Habib Yunus	None	None
Dionisio D’Aguilar	None	None
Jesse Derris	None	None
All directors and executive officers as a group	515,729	6.27%

* Interested Director, or being treated as an Interested Director, of SMCG. Each other director named is an Independent Director of SMCG.

Based on information provided by SMCG’s transfer agent, on October 14, 2013 Cede & Co. held of record approximately 88.11% of the outstanding common stock of SMCG, and no other person held of record 5% or more of the outstanding shares of common stock of SMCG. Based on information obtained by reviewing public filings required by the SEC on Forms 3, 4 and 5 and Schedules 13D and 13G, persons beneficially owning 5% or more of SMCG’s common stock have reported their ownership of SMCG shares as indicated below. The most recent such filing was made on Schedule 13D on August 22, 2013. Unless otherwise indicated, to our knowledge, each person named below has sole voting and investment power with respect to the shares beneficially owned by it, except to the extent authority is shared by spouses under applicable law or as otherwise disclosed in their respective public filings.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Beneficial Ownership
Fir Tree Master Value Fund, LP and Fir Tree Capital Opportunity Master Fund, LP(1)	1,370,692	16.7%
Sanlam Investment Holdings Ltd.(2)	1,360,391	16.55%
(1)

Based on information contained in Form 3 jointly filed by Fir Tree, L.L.C., Fir Tree, Inc., Camellia Partners, LLC, Jeffrey Tannenbaum and Andrew Fredman on January 28, 2008 and February 10, 2012. Fir Tree, L.L.C. is the general partner of Fir Tree Value Master Fund, LP, a Cayman Islands exempted limited partnership (“Fir Tree Value”). Camellia Partners, LLC is the general partner of Fir Tree Capital Opportunity Master Fund, LP, a Cayman Islands exempted limited partnership (“Fir Tree Capital Opportunity”). Fir Tree, Inc. is the investment manager of both Fir Tree Value and Fir Tree Capital Opportunity.

(2)

Based on information contained in a Schedule 13D/A jointly filed on April 9, 2010, by Sanlam Investment Holdings Ltd, Sanlam International Investment Partners Limited, and Sanlam Limited, who share voting and investment control over these securities.

Section 16(a) Beneficial Ownership Reporting Compliance

To SMCG’s knowledge, all of its officers, directors and holders of more than 10% of its common stock complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 2012. In making this disclosure, SMCG has relied solely on written representations of such persons and on copies of reports that have been filed with the SEC.

Related Party Transactions

Subject to applicable restrictions under the 1940 Act, SMCG may from time-to-time enter into transactions with a director, officer or employee, or transactions in which such a person (or one or more of such person’s family members, household members or entities with which such person is affiliated or by which such person is employed) has a direct or indirect material financial interest; provided, however, that in each such case such interests shall have been disclosed to the directors of SMCG and a majority of the disinterested directors shall have approved such transaction as being on terms substantially equivalent to those reasonably to be expected in a similar, arm's-length transaction with an unrelated party, and in the interests of SMCG.

As of October 3, 2013, SMCG has engaged Morrison Cohen LLP (“MoCo”) as its legal counsel with respect to securities and general corporate matters. The spouse of Mr. Lesser, our Chairman and CEO, is a partner at MoCo. From and including October 3, 2013, SMCG has incurred approximately $37,000 of legal fees with MoCo. SMCG’s engagement of MoCo has been approved as described in the foregoing paragraph.

Quorum and Required Vote for Proposal No. 1

The holders of a majority of the Company’s issued and outstanding common stock constitute a quorum, whether present in person or represented by proxy. When a quorum exists, the vote of the holders of a majority of the common stock present, whether in person or by proxy, decides the question before the meeting.

PROPOSAL NO. 2:

AMENDMENT OF FUNDAMENTAL INVESTMENT RESTRICTION

TO REMOVE REQUIREMENT TO INVEST 25% IN INDIA

It is proposed that the stockholders of the Company approve the amendment of one of the fundamental investment restrictions currently applicable to the Company, to remove the requirement that the Company invest more than 25% of its total assets in one or more businesses that have operations primarily in India.

Consistent with the 1940 Act and the Company’s registration statement on Form N-2 filed by the Company with the SEC on March 20, 2008, pursuant to which the Company registered as an investment company, the Company operates under certain “fundamental” investment restrictions, which cannot be altered or exceeded without stockholder approval. One of these restrictions, set forth as no. 5 in the Statement of Additional Information in the Company’s Form N-2, states that the Company may not:

“Concentrate its investments in a particular ‘industry,’ as that term is used in the 1940 Act, as interpreted, modified or otherwise permitted from time to time by regulatory authority having jurisdiction; except that the Company will invest more than 25% of its total assets in one or more businesses that have operations primarily in India and will invest more than 25% of its total assets in the financial services industry.” (emphasis supplied)

The amendment to the fundamental investment restriction called for in this Proposal No. 2, if approved by the stockholders, would remove from fundamental investment restriction no. 5 the underlined language, above.

The Company seeks the approval of the stockholders to the foregoing amendment for the following reasons. Since October 3, 2013, the Company has been reviewing its business in order to build a strategy that is intended to diversify and grow its business in a manner intended to create stockholder value. This review had led the Board to conclude that the Company’s business should be changed, as further described in the section below entitled “DESCRIPTION OF PROPOSED NEW INVESTMENT STRATEGY”. So as not to prevent or delay the Board from moving forward with this change, the Board asks the stockholders to approve this Proposal No. 2 and amend the indicated fundamental investment restriction. Should the stockholders approve this Proposal No. 2, the Company shall make additional public filings in respect of the change in its fundamental investment restriction as and when required by law.

The Board points out that the Company is also governed by a separate investment policy that provides that, under normal market conditions, the Company will invest at least 80% of the value of its net assets and borrowings for investment purposes in equity securities of Indian companies or instruments that have similar economic characteristics. The Board can change this policy without stockholder approval, but only after 60-days’ prior notice to stockholders and only in conjunction with a change of name of the Company pursuant to 1940 Act requirements to remove reference to India. Because this investment policy may conflict with the Board’s desired changes to the Company’s investment strategy, contemporaneously with the distribution of this proxy statement, the Company is issuing a written notice to all stockholders that it shall eliminate the investment policy 60 days after the date of such notice. Contemporaneously with the elimination of the policy, the Company shall change its name pursuant to 1940 Act requirements to remove reference to India. The Company shall make additional public filings in respect of the foregoing as and when required by law.

Quorum and Required Vote for Proposal No. 2

Pursuant to the 1940 Act, the vote required to amend the fundamental investment restriction is (i) 67% or more of the Company’s issued and outstanding common stock present at the Annual Meeting, if the holders of more than 50% of such stock are present or represented by proxy, or (ii) more than 50% of the Company’s issued and outstanding common stock, whichever is less.

PROPOSAL NO. 3:

AMENDMENT OF FUNDAMENTAL INVESTMENT RESTRICTION

TO ADD REQUIREMENT TO INVEST 25% IN ENERGY INFRASTRUCTURE

It is proposed that the stockholders of the Company approve the amendment of one of the fundamental investment restrictions currently applicable to the Company, to add the requirement that the Company invest more than 25% of its total assets in one or more energy infrastructure assets or businesses or alternative energy assets or businesses.

Consistent with the 1940 Act and the Company’s registration statement on Form N-2 filed by the Company with the SEC on March 20, 2008, pursuant to which the Company registered as an investment company, the Company operates under certain “fundamental” investment restrictions, which cannot be altered or exceeded without stockholder approval. One of these restrictions, set forth as no. 5 in the Statement of Additional Information in the Company’s Form N-2, states as is quoted above in the discussion of Proposal No. 2.

The amendment to the fundamental investment restriction called for in this Proposal No. 3, if approved by the stockholders, would add to the end of fundamental investment restriction no. 5 as follows:

“ . . . will invest more than 25% of its total assets in the financial services industry and will invest more than 25% of its total assets in one or more energy infrastructure assets or businesses or alternative energy assets or businesses. Energy infrastructure assets consist of power generation, storage, transportation, distribution and similar assets, including onsite power generation assets and cogeneration assets. Energy infrastructure businesses consist of businesses that develop, operate or own such assets, and businesses that provide equipment, technologies or services in support of the development, operation or ownership of such assets.  Alternative energy assets consist of assets that generate power from solar, wind, hydroelectric, tidal, wave, geothermal, biomass, biofuel or similar energy sources, including assets that enable, facilitate or improve the conservation or more efficient use of energy. Alternative energy businesses consist of businesses that develop, operate or own such assets, and businesses that provide equipment, technologies or services in support of the development, operation or ownership of such assets.” (emphasis supplied)

The Company seeks the approval of the stockholders to the foregoing amendment for the following reasons. Since October 3, 2013, the Company has been reviewing its business in order to build a strategy that is intended to diversify and grow its business in a manner intended to create stockholder value. This review had led the Board to conclude that the Company’s business should be changed, as further described in the section below entitled “DESCRIPTION OF PROPOSED NEW INVESTMENT STRATEGY”.  So as not to prevent or delay the Board from moving forward with this change, the Board asks the stockholders to approve this Proposal No. 3 and amend the indicated fundamental investment restriction. Should the stockholders approve this Proposal No. 3, the Company shall make additional public filings in respect of the change in its fundamental investment restriction as and when required by law.

Quorum and Required Vote for Proposal No. 3

Pursuant to the 1940 Act, the vote required to amend the fundamental investment restriction is (i) 67% or more of the Company’s issued and outstanding common stock present at the Annual Meeting, if the holders of more than 50% of such stock are present or represented by proxy, or (ii) more than 50% of the Company’s issued and outstanding common stock, whichever is less.

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DESCRIPTION OF PROPOSED NEW INVESTMENT STRATEGY

INTRODUCTION TO PROPOSED NEW INVESTMENT STRATEGY

It is the Board’s conclusion that the Company should make new investments, and that, rather than concentrating them as has been done in the past, SMCG should instead concentrate its new investments in the acquisition, development, management and operation of one or more energy infrastructure assets or businesses or alternative energy assets or businesses. Such investments may include, without limitation, renewable energy generation projects, such as utility-scale wind farms and solar farms, as well as onsite energy generation projects including solar and cogeneration projects. The Company intends to focus on acquiring cash-flowing assets with low or minimal technology risk, such as solar panel farms that provide electricity to utility companies pursuant to power purchase agreements, and onsite power generation including rooftop solar panels and cogeneration for use at or near the power generation source.  The Board believes that this change in the Company’s investment strategy would be an improvement over the current investment strategy, and preferable to other possible investment strategies, because it is intended to focus on improving cash flows on a per share basis, which should enhance stockholder value.

Because the Company is continuing to review its options with respect to its current sole investment asset – namely, its minority stake in SMC Global, a financial services company – and has not reached a conclusion as to whether it is in the best interests of the stockholders to dispose of the asset, in whole or in part, or maintain it, or on what timetable it might be appropriate to make any such changes in that investment, the Board is of the view that the new fundamental investment restriction should not dictate a particular disposition goal, method or timetable in regard to the SMC Global asset. Therefore, to the Company’s understanding, it must at this time retain the portion of the fundamental investment restriction quoted above that requires the Company to have more than 25% of its total assets in the financial services industry.

We expect to access potential investments under our new investment strategy through a broad network of relationships, including with developers, brokers, investment banks and private equity firms. We believe this will allow us to selectively access and acquire infrastructure and alternative energy assets and businesses that are accretive to our business plans.

The Company is already evaluating several potential acquisitions that are consistent with its plan to invest in one or more energy infrastructure assets or businesses or alternative energy assets or businesses. The implementation of its new investment strategy will commence as soon as practicable and may take several years to implement.

The investment strategy is capital-intensive and may require additional capital. The Company will seek to finance its business with a prudent capital allocation strategy intended to enhance stockholder value, consistent with applicable restrictions under the 1940 Act. The Company may employ such strategies as rights offerings to existing stockholders, “at the market offerings” and private offerings of its securities. The Company also intends to incur indebtedness and create liquidity from its existing investment in SMC Global. We intend to employ prudent amounts of leverage, consistent with the requirements of the 1940 Act. As of June 30, 2013, SMCG’s reported liabilities (excluding deferred officer fees, which have since been foregone by the relevant individuals, Messrs. Cherian and Kanuga) were limited principally to accrued expenses and did not exceed approximately $637,000. Our debt may consist of recourse and non-recourse debt, guarantees and other types of permitted debt financing arrangements.

Notwithstanding anything herein to the contrary, SMCG may not issue any senior security; borrow money; make loans; purchase or sell real estate or any interests therein; make short sales, purchase on margin or write put or call options; or purchase physical commodities or contracts relating to physical commodities, except to the extent permitted under the 1940 Act, as interpreted, modified or otherwise permitted from time to time by regulatory authority. Currently, under the 1940 Act, SMCG generally is not permitted to engage in the issuance of senior securities representing indebtedness or incur borrowings unless immediately after such

DESCRIPTION OF PROPOSED NEW INVESTMENT STRATEGY

issuance or borrowing the value of SMCG’s total assets (including the proceeds of such issuance or borrowing) less liabilities (other than the proceeds of such issuance or borrowing) is at least 300% of the principal amount of such issuance or borrowing (i.e., such principal amount may not exceed 33-1/3% of SMCG’s total assets). In addition, SMCG is not permitted to declare any cash dividend or other distribution on its shares of common stock unless, at the time of such declaration, the value of SMCG’s total assets (including any issuance or borrowing referred to above) less liabilities (other than any issuance or borrowing referred to above) is at least 300% of such principal amount. To the extent SMCG incurs a commitment and does not cover it under a reverse repurchase agreement, dollar roll, or credit default by the segregation of liquid assets equal in value to the amount of SMCG’s commitment, or by entering into offsetting transactions or owning positions covering its obligations, such commitment will be treated as a senior security representing indebtedness for purposes of the requirement under the 1940 Act that SMCG may not enter into any such transaction if immediately thereafter the value of SMCG’s total assets (including the proceeds of such issuance) less liabilities (other than the proceeds of such issuance) exceeds 33-1/3% of SMCG’s total assets. Currently, under the 1940 Act, SMCG generally is not permitted to engage in the issuance of senior securities that are equity unless immediately after such issuance or borrowing the value of SMCG’s total assets (including the proceeds of such issuance or borrowing) less liabilities (other than the proceeds of such issuance or borrowing) is at least 200% of the principal amount of such issuance or borrowing (i.e., such principal amount may not exceed 50% of SMCG’s total assets).Currently, under the 1940 Act, SMCG generally may not lend money or property to any person, directly or indirectly, if such person controls or is under common control with SMCG, except for a loan from SMCG to a company that owns all of the outstanding securities of SMCG, except directors’ and qualifying shares. SMCG interprets its policies with respect to issuing senior securities, borrowing and lending to permit such activities as may be lawful for SMCG, to the full extent permitted by the 1940 Act.

 For material capital investments, disposals or contracts relating to its new investment strategy, SMCG management will present the transaction to the Board, or if an investment committee is established by the Board, to the investment committee. SMCG does not intend to hire external managers or advisors to select and manage its new investments; however, it may use investment banks, advisers or consultants to source investments and may use custodian banks or other service providers to provide ministerial or accounting services for individual new assets or collections of new assets.

In pursuing its new investment strategy, SMCG will rely on the expertise of its Chairman and CEO, Mr. Lesser. Mr. Lesser is currently, and has been for the past 18 years, president of HBP, an investment firm focused on real estate, real estate-related situations and alternative energy opportunities. Since 1995, Mr. Lesser, through HBP, has invested in numerous real estate and alternative energy transactions, including a reverse merger transaction in 1997 that led to the formation of Keystone Property Trust (NYSE: KTR) (“Keystone”). Mr. Lesser, as president of HBP, led an investor group and structured a reverse merger transaction with American Real Estate Investment Corporation (NYSE MKT: REA) to ultimately form Keystone. The transaction involved an investment of cash, the merger of a property management company and the acquisition of a family-owned portfolio of industrial properties. In addition to directing the initial structuring and making an equity investment through HBP, Mr. Lesser served on Keystone’s board of trustees until June 2000. Keystone was acquired by Prologis (NYSE: PLD) in 2004.

HBP currently owns Intelligen Power Systems, LLC (“IPS”), an alternative energy business focused on the manufacturing of cogeneration equipment. Mr. Lesser has experience in the development of alternative energy projects including onsite, or distributed, energy projects related to cogeneration, wind and solar energy sources as well as biofuel and waste-to-energy projects.

Mr. Lesser is also Chairman of the Board of Trustees and Chief Executive Officer of Power REIT, a listed real estate investment trust (NYSE MKT: PW) that acquires, develops and manages real estate assets related to infrastructure and energy projects, including renewable energy generation projects such as utility-

DESCRIPTION OF PROPOSED NEW INVESTMENT STRATEGY

scale solar farms, with low or minimal technology risk. Power REIT is internally managed by its two-person management team, which includes Mr. Lesser.

The primary business objective behind SMCG’s new investment strategy is to create long-term stockholder value. The Company believes that the assets and businesses it would acquire should provide reliable cash flows. The Company intends to invest directly or indirectly in operating and other “stabilized” (as opposed to in-development) infrastructure assets, and in development opportunities that can offer higher rates of return or upside potential than stabilized assets, through early-stage investment entry, or additional investment and development opportunities beyond the initial development or otherwise.

POTENTIAL BENEFITS OF INVESTING IN ENERGY INFRASTRUCTURE

Energy infrastructure assets, including alternative energy assets, typically offer potential value to investors for a number of reasons. They often have significant replacement or relocation costs. In many cases, projects are highly dependent on a specific location and cannot be relocated due to contractual issues or the impracticalities or costs of relocating, the location of rights of way or proximity to other supporting or complementary infrastructure. In some cases, the location might offer unique, site-specific natural or other resources that are particularly valuable to the project. Furthermore, user demand for energy infrastructure is often inelastic and may be positively influenced by government-mandated regulations. Energy infrastructure revenues are often supported by long-term agreements with utility companies and other customers that have strong underlying credit characteristics, which contribute to stable, long-term cash flows. We believe these attributes are some of the reasons that energy infrastructure assets, including alternative energy assets, are able to generate long-term, predictable cash flows that can be uncorrelated to the broader economy.

MARKET OPPORTUNITIES FOR INVESTING IN ENERGY INFRASTRUCTURE

·

             Energy infrastructure, including through alternative energy assets, provides essential services, and the relatively stable supply and demand dynamics of the energy market are expected to continue into the future.

·

             The renewable energy market is characterized by both a large number of investment opportunities and a high velocity of transactions, as developers of generating facilities are often temporary owners of projects and institutional investors do not have available many standardized forms of investment offerings through which to gain exposure to renewable energy. Due to the large volume of transactions, as well as the ongoing state of flux of federal and other incentives for renewable energy projects, we believe there will be a significant opportunity to selectively invest in high-quality transactions and generate attractive risk-adjusted returns for our stockholders.

             Although the environment for building renewable energy projects can be volatile, renewable energy projects that are constructed enjoy important advantages over traditional energy generation projects. Significantly, the operating costs of renewable energy facilities are not affected by market fluctuations in the cost of fossil fuels. Furthermore, these energy facilities typically have low water usage when compared to coal, natural gas and nuclear power facilities. The combination of lower commodity and water usage results in a low correlation to global demand growth for energy commodities and water.

One alternative approach to traditional energy infrastructure is onsite, or distributed, power generation, at or near the point of use, rather than central power generation and distribution over utility power lines. In many cases, distributed generation can be more efficient than traditional centralized power generation, which can lead to attractive investment returns. The Company intends to invest in distributed generation projects, which may include distributed solar and cogeneration projects. Cogeneration projects include the installation of onsite power generating equipment that provides electricity and thermal energy recovered from the power generation process and made available to the facility to offset other thermal energy

DESCRIPTION OF PROPOSED NEW INVESTMENT STRATEGY

consumption (e.g., for heating and hot water). The Chairman and CEO of the Company has extensive experience with distributed generation projects.

DIFFERENCES IN EXPECTED PERFORMANCE

BETWEEN OLD AND NEW INVESTMENT STRATEGIES

A change in investment strategy of the sort the Board for which the Board is seeking stockholder approval in Proposal No. 2 is inherently risky, because it cannot be predicted with reliability whether the new investment strategy will lead to stockholder values superior to those achieved under the old investment strategy. However, it is the Board’s view that the current investment strategy suffers from a lack of liquidity and a difficult investment climate in India, and in Indian financial services firms in particular, and that the new investment strategy should benefit the Company by providing it with income-producing assets that are expected to have predictable cash flows.

RISK FACTORS

Our proposed new investment strategy involves significant risks. Before making a decision on how to vote in respect of Proposal No. 2, you should carefully consider the following risk factors, together with all the other information included in this proxy statement. If any of these risks materialize, our business, financial condition, results of operations and prospects could be materially adversely affected. Additional risks not currently known to us, or that we currently consider immaterial, could also have a material adverse effect on us. In all such cases, you could lose part or all of your investment made pursuant to the proposed new investment strategy.

Risks Related to Our Proposed New Investment Strategy

Our new investment strategy involves growing our asset base. Our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth or investments effectively.

Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in significant growth stages of development. General and administrative expenses, including expenses related to tax, legal and audit, may increase. We cannot assure you that we will be able to expand our business as intended or that any such expansion will not adversely affect our results of operations. Failure to manage our growth effectively could have a material adverse effect on our business, future prospects, financial condition or results of operations and could adversely affect our ability to successfully implement our business strategy.

We will operate in a highly competitive market for investment opportunities and we may be unable to identify and complete acquisitions of assets.

We will compete with public and private investment firms, commercial and investment banks, commercial financing companies and others to make the types of investments that we plan to make. Many of these persons are substantially larger and have considerably greater financial, technical and marketing resources than us. For example, some may have a lower cost of funds and access to funding sources that are not currently available to us. In addition, some may have higher risk tolerances or different risk assessments, allowing them to pay higher consideration, consider a wider variety of investments or establish more and better relationships than us. These competitive conditions may adversely affect our ability to make investments. Our ability to close transactions will be subject to our ability to access financing within stipulated contractual timeframes, and there is no assurance that we will have access to such financing on terms that are favorable to us, if at all.

DESCRIPTION OF PROPOSED NEW INVESTMENT STRATEGY

We will need additional capital to make new investments. If additional funds are unavailable or not available on favorable terms, our ability to make new investments will be impaired.

Our business will require a substantial amount of new capital to achieve our growth plans. We may acquire additional capital through the issuance of additional common stock. Consistent with restrictions under the 1940 Act, we may also issue debt securities, other instruments of indebtedness or preferred securities, and we may borrow money from banks or other financial institutions. However, we may not be able to raise additional capital in the future on favorable terms or at all. Unfavorable economic conditions could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. In addition, as a result of issuing debt securities, we will also be exposed to typical risks associated with leverage, including increased risk of loss, and if we issue preferred securities that rank senior to our common stock in our capital structure, the holders of such preferred securities may have separate voting rights and other rights, preferences or privileges more favorable than those of our common stock.

Inability to access additional financing on terms that are favorable to us may materially impact our business and ability to grow and may impact the market’s perception the Company and its share price.

We may seek additional funds by issuing additional securities. Issuance of additional securities will result in dilution.

To the extent our ability to issue debt or other senior securities is constrained, we will depend on issuances of additional common stock to finance new investments. If we raise additional funds by issuing more of our common stock or securities convertible into, or exchangeable for, our common stock, the percentage ownership of our stockholders at that time would decrease, and you may experience dilution.

Our investment portfolio is currently concentrated in a single asset and in the future we expect to continue to have concentrated exposure to a small number of investments.

The Company currently has a single investment. As we grow, we expect our portfolio will be concentrated in a limited number of investments. An inherent risk associated with this investment concentration is that we may be adversely affected if one our investments performs poorly or if the fair value of any one investment decreases. Financial difficulty or poor business performance on the part of any single investment will expose us to a greater risk of loss than would be the case if we were “diversified”. Furthermore, we intend to concentrate our investment activities in the energy infrastructure and alternative energy sectors, which will subject us to more risks than if we were broadly diversified across sectors. At times, the performance of the energy infrastructure and alternative energy sectors may lag the performance of other sectors or the broader market as a whole.

Energy infrastructure and alternative energy assets are subject to significant federal, state and local government regulation. Legislative, regulatory, accounting or tax changes could adversely affect us or the energy infrastructure and alternative energy industries. Costs of complying with governmental laws and regulations or responding to proceedings alleging violations of such laws or regulations, including those relating to environmental matters, could adversely affect our income and cash levels.

Energy infrastructure and alternative energy assets are subject to significant federal, state and local government regulation, including in respect of how facilities are constructed, maintained and operated, environmental and safety controls, and the prices that may be charged for products and services. Various governmental authorities have the power to enforce compliance with these regulations and the permits issued under them, and violators can be subject to administrative, civil and criminal penalties, injunctions and other costs and impositions. Stricter laws, regulations or enforcement policies could be enacted in the future that could increase compliance costs and adversely affect the performance of our investments.

DESCRIPTION OF PROPOSED NEW INVESTMENT STRATEGY

If the laws, regulations or other administrative decisions that impact us change, we may have to incur significant expenses in order to comply, or we may have to restrict our operations. Actions by regulatory agencies or significant litigation against us or by us could require us to devote significant time and resources to such matters, and could lead to penalties that materially affect us and our stockholders.

If our acquisitions do not meet our performance expectations, the cash available to meet company obligations may be impaired.

We intend to make investments that should grow cash flow per share. If these investments do not meet our performance expectations, the cash available to meet company obligations may be impaired. There can be no assurance of the actual performance of investments the Company will make and whether they will perform based on original expectations at the time of our investment decision.

Our quarterly results may fluctuate.

We could experience fluctuations in our quarterly operating results due to a number of factors, including the return on our current or future investments, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any historical period should not be relied upon as being indicative of performance in future periods.

We may not be able to sell our investments when we desire.

Investments in energy infrastructure and alternative energy assets are relatively illiquid compared to other investments. Accordingly, we may not be able to sell our investments when we desire or at prices acceptable to us. This could substantially reduce the funds available for satisfying our obligations.

We will be dependent upon key personnel for our future success.

We will be dependent on the diligence, expertise and business relationships of our management team to implement our strategy of acquiring energy infrastructure and alternative energy assets, including in particular David Lesser, our Chairman and CEO. Our management team may have other business interests that are unrelated to the Company and to which they may dedicate a significant portion of their time. The departure of one or more members of our team could have a material adverse effect on our ability to implement this strategy and on the value of our common stock.

Energy infrastructure assets may be subject to the risk of fluctuations in commodity prices and in the supply and demand of energy infrastructure consumption.

The operations and financial performance of companies in the energy infrastructure sector may be directly or indirectly affected by commodity prices and fluctuations in energy infrastructure supply and demand. Commodity prices and energy infrastructure demand fluctuate for several reasons, including changes in market and economic conditions, the impact of weather on demand or supply, levels of domestic production and imported commodities, energy conservation, domestic and foreign governmental regulation and taxation and the availability of local, intrastate and interstate transportation systems. Fluctuations in commodity prices may increase costs for consumers of energy and therefore reduce demand for energy infrastructure. Further, extreme price fluctuation upwards or downwards may lead to the development of alternatives to existing energy infrastructure and may impair the value of our investments.

Volatility of commodity prices or supply and demand of energy infrastructure assets may make it more difficult for companies in the energy infrastructure sector to raise capital to the extent the market

DESCRIPTION OF PROPOSED NEW INVESTMENT STRATEGY

perceives that their performance may be tied directly or indirectly to commodity prices. Historically, commodity prices have been cyclical and exhibited significant volatility. Should energy infrastructure companies experience variations in supply and demand as described above, the resulting declines in operating or financial performance could impact the value or quality of our assets.

Energy infrastructure investments are subject to obsolescence risks.

Energy infrastructure assets are subject to obsolescence risks that could occur as a result of changing supply and demand that could be the result of new construction, changing demographics, changing weather patterns and new technologies. In the event that any of these events occur, there may be few alternative uses for our investments, and our investments may drop in value.

Risks Related to Alternative Energy Investments

Certain alternative energy investments may be affected by variations in weather patterns.

Certain alternative energy investments may be subject to variations in weather patterns, including shifting wind or solar resources. Although we believe that these fluctuations will average out over time, to the extent that our projections are incorrect or weather patterns change significantly, our investments and actual realized cash flows may be adversely impacted.

Alternative energy resources are complex and our investments in them will rely on long-term projections of resource and equipment availability and capital and operating costs; if our projections are incorrect, we may suffer losses.

Although the projection of alternative energy resource availability has been analyzed for decades across different geographies, technologies and topologies, the ultimate long-term projections of resource availability at a particular site, the availability of generating equipment and the operating costs required to develop the available alternative energy sources are subject to various uncertainties and rely at best on estimates and long-term projections. If these estimates or projections are materially incorrect, our investments may be adversely affected. Investments that are based on a percentage of gross revenue may also under-perform investment projections, leading to potential losses, which may impact cash flow and our stock price.

If new development of alternative energy projects slows, we may have a harder time sourcing investments.

Alternative energy projects are dependent on a variety of factors, including government renewable portfolio standard (RPS) requirements, equipment costs and federal and state incentives. Changes in some or all of these items could result in the reduced construction of renewable projects and may make it harder for us to source investments that are attractive to us, and this may have an adverse impact on our ability to implement our proposed new investment strategy. Volatility in project development and construction rates may result in uneven growth and may make it harder to predict our growth trends or patterns, which may make our stock less appealing to investors.

Investments in alternative energy may be dependent on equipment or manufacturers that have limited operating histories or financial or other challenges.

Although most wind, solar and other alternative energy projects use technology that is well understood by the market, many of technologies are undergoing rapid change and improvement and many have not been tested in operating environments for the expected durations of our expected investments. Some manufacturers are new or relatively new and may not have the financial ability to support their extended

DESCRIPTION OF PROPOSED NEW INVESTMENT STRATEGY

warranties. As a result, if the future performance of equipment is lower than projected, our investment returns may be lower than anticipated and our business may suffer.

The price of our common stock may fluctuate significantly as a result of our new investment strategy, and this may make it difficult for you to sell our securities at prices you find attractive.

As a smaller market capitalization company, the market value of our common stock will likely continue to fluctuate in response to a number of factors, most of which are beyond our control. The market value of our common stock may also be affected by conditions affecting the financial markets generally, including increased volatility in trading markets. These conditions may result in: (i) fluctuations in the market prices of stocks generally and, in turn, our common stock; and (ii) sales of substantial amounts of our common stock in the market, in each case to a degree that could be unrelated or disproportionate to any changes in our operating performance. Such market fluctuations could adversely affect the market value of our common stock. A significant decline in our stock price could result in substantial losses for stockholders and could lead to costly and disruptive securities litigation.

OTHER ASPECTS OF PROPOSED NEW INVESTMENT STRATEGY

Purchase and Sale of Investments

The Company intends to acquire assets for long-term ownership and does not intend to engage in the short-term purchase and resale (or “turnover”) of investments.

Dispositions

We may from time to time dispose of investments if, based upon management’s periodic review of our portfolio, our directors determine that such action would be in the best interests of the Company.

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PROPOSAL NO. 4:

REDUCTION OF THE NUMBER OF

SHARES OF AUTHORIZED CAPITAL STOCK

It is proposed that the stockholders approve the amendment of the Company’s Amended and Restated Certificate of Incorporation to reduce the number of shares of authorized capital stock of the Company from 45,005,000 to 12,005,000.

The purpose of this reduction is to save money on Delaware franchise tax fees. The Company’s outstanding capital stock currently consists of 8,219,875 shares of common stock. Pursuant to the Company’s Amended and Restated Certificate of Incorporation, a total of 45,005,000 shares of capital stock are authorized. The Company pays Delaware franchise tax based on, among other factors, the total amount of its authorized capital stock. The Company’s Board calculates that if the Company’s authorized capital stock is reduced from 45,005,000 to 12,005,000, the Company’s annual Delaware franchise tax bill would be reduced from its current level of approximately $45,000 to approximately $12,000. Because the revised level of authorized capital stock would still be more than the number of shares currently outstanding, the reduction would not otherwise affect the Company or its stockholders, and would leave room for the issuance of approximately 3.78 million additional shares should such additional issuance or issuances ever be in the interests of the Company.

A copy of the proposed form of amendment of the Company’s Amended and Restated Certificate of Incorporation is attached as Exhibit D hereto.

Quorum and Required Vote for Proposal No. 4

The holders of a majority of the Company’s issued and outstanding common stock constitute a quorum, whether present in person or represented by proxy. When a quorum exists, the proposal shall be adopted if approved by a majority of the voting power of the Company’s issued and outstanding common stock.

PROPOSAL NO. 5:

APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE MEETING

It is proposed that the stockholders of the Company approve one or more adjournments of the meeting, as necessary and appropriate, including in order to permit the further solicitation of proxies in favor of Proposals No. 2, 3 and 4, above.

Pursuant to the 1940 Act, the vote required to approve Proposals No. 2 and 3, above, is (i) 67% or more of the Company’s issued and outstanding common stock present at the Annual Meeting, if the holders of more than 50% of such stock are present or represented by proxy, or (ii) more than 50% of the Company’s issued and outstanding common stock, whichever is less. Pursuant to Delaware law, the vote required to approve Proposal No. 4, above, is a majority of the voting power of the Company’s issued and outstanding common stock. As a result, in certain circumstances, applicable law may require more votes to approve Proposals No. 2, 3 and 4 than would be required to approve any of the other proposals herein, for which approval need be given by only a majority of the common stock present, provided a quorum exists. For example, in the case of these other proposals, so long as holders of more than 50% of the Company’s issued and outstanding common stock is present or represented by proxy, a quorum would exist, and only a majority of those votes, which could be as low as 25% of the Company’s issued and outstanding common stock plus one vote, would be needed for approval.

Because applicable law may require more votes to approve Proposals No. 2, 3 and 4 than would be required to approve any of the other proposals herein, the Board seeks the approval of the stockholders to any one or more adjournments of the Annual Meeting that are determined by the duly presiding officer at that meeting, or the Board itself, to be necessary and appropriate, including in order to permit the further solicitation of proxies in favor of Proposals No. 2, 3 and 4. In all events, such adjournment or adjournments, if any, shall not be used to continue soliciting beyond 30 days after the original meeting date of December 12, 2013.

Quorum and Required Vote for Proposal No. 5

The holders of a majority of the Company’s issued and outstanding common stock constitute a quorum, whether present in person or represented by proxy. When a quorum exists, the vote of the holders of a majority of the common stock present, whether in person or by proxy, decides the question before the meeting.

PROPOSAL NO. 6:

RATIFICATION OF THE COMPANY’S

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

It is proposed that the stockholders of the Company ratify the selection of the Company’s independent registered public accounting firm.

The 1940 Act requires that the Company’s independent registered public accounting firm (the “independent auditors” or the “auditors”) be selected by a majority of those directors who are not “Interested Persons” (as defined in the 1940 Act) of the Company. The audit committee has direct responsibility for the appointment, compensation, retention and oversight of the Company’s independent auditors. At a meeting held on February 25, 2013, the Company’s Old Audit Committee approved, and the Company’s Board, including a majority of those directors who are not “Interested Persons” of the Company, ratified and approved the selection of J. H. Cohn LLP (now known as CohnReznick LLP) (“JHC”) as the Company’s independent auditors for the fiscal year ending December 31, 2013. The Company seeks the ratification of the stockholders as to this selection.

JHC, a major international accounting firm, has acted as independent auditors of the Company since the Company’s organization.

The following chart reflects fees paid to JHC by the Company during the Company’s last two fiscal years. All services provided by JHC were pre-approved as required.

Audit Fees[1]	$20,700/$20,000
Audit-Related Fees[1]	$0.00/$0.00

1 For the Company’s fiscal years ended

December 31, 2011 / December 31, 2012.

The Company’s Old Audit Committee has established policies and procedures (the “Policy”) for pre-approval (within specified fee limits) of JHC’s engagements for non-audit services relating to the Company without specific case-by-case consideration. Pre-approval considerations include whether the proposed services are compatible with maintaining JHC’s independence. The Policy and the services covered are considered annually. In addition, proposed services requiring pre-approval but not covered by the Policy are considered from time to time as necessary. The Company’s Old Audit Committee has considered whether the provision of non-audit services that did not require pre-approval is compatible with maintaining JHC’s independence.

The auditors reported no material concerns to the Old Audit Committee or Company management during the course of the audit and the preparation of the audited financial statements for the Company’s 2012 Annual Report to Stockholders. After reviewing the Company’s audited financial statements for the fiscal year ended December 31, 2012, the Old Audit Committee recommended to the Company’s Board that such statements be included in the Company’s Annual Report to Stockholders. A copy of the Old Audit Committee’s report is attached as Exhibit B hereto.  The New Audit Committee has not yet met.

In addition to JHC, the Company’s other service providers are:

•

Gemini Fund Services, LLC, located at 80 Arkay Drive, Hauppauge, New York 11788, which serves as the Company’s administrator and accountant.

•

First National Bank of Omaha, located at 1620 Dodge Street, Stop 1080, Omaha, Nebraska 68197, which acts as custodian for the assets of the Company.

•

American Stock Transfer and Trust Company, located at 6201 15th Avenue, Brooklyn, New York 11219, which serves as the Company’s transfer agent.

Quorum and Required Vote for Proposal No. 6

The holders of a majority of the Company’s issued and outstanding common stock constitute a quorum, whether present in person or represented by proxy. When a quorum exists, the vote of the holders of a majority of the common stock present, whether in person or by proxy, decides the question before the meeting.

OTHER MATTERS

The Company’s Board is not aware of any other matter that may come before the meeting. However, should any such matter or matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matter or matters.

Proposals that stockholders wish to include in the Company’s proxy statement for the Company’s next annual meeting of stockholders must be sent to and received by the Company no later than July 21, 2014 at the principal executive office of the Company, 301 Winding Road, Old Bethpage, New York 11804, Attention: Secretary of the Company.

Stockholders who wish to communicate with directors should send communications to the attention of the Secretary of the Company, 301 Winding Road, Old Bethpage, New York 11804. Communications will be directed to the director or directors indicated in the communication or, if no director or directors are indicated, to the chairman of the Board.

VOTING INFORMATION

To vote, please:

•

complete, date and sign the enclosed form of proxy and mail it in the enclosed postage-paid envelope, or

•

use the Internet to access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page, or

•

use a touch-tone telephone to call, toll-free, 1-800-PROXIES (1-800-776-9437) in the United States, or +1-718-921-8500 from outside the United States, and follow the instructions. Have your proxy card available when you call.

The Company will bear the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally or by telephone, and the Company may pay persons holding shares of the Company in their names or those of their nominees for their expenses in sending soliciting materials to their principals. Authorizations to execute proxies may be obtained by fax or by telephonic instructions in accordance with procedures designed to authenticate the stockholder’s identity. In all cases where a telephonic proxy is solicited, the stockholder will be asked to provide or confirm certain identifiable information and to confirm that the stockholder has received the Company’s proxy statement and proxy card in the mail. Within 72 hours of receiving a stockholder’s solicited telephonic voting instructions, a confirmation will be sent to the stockholder to ensure that the vote has been taken in accordance with the stockholder’s instructions and to provide a telephone number to call immediately if the stockholder’s instructions are not correctly reflected in the confirmation.

Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon, and if no voting instructions are given, shares will be voted “FOR” the proposals.

If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, or represents a broker “non-vote” (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of the Company on a particular matter with respect to which the broker or nominee does not have discretionary power) or is marked with an abstention (collectively, “abstentions”), then the Company’s shares represented thereby will be considered to be present at the meeting for purposes of determining the existence of a quorum for the transaction of business, and such abstentions will also constitute a vote “against” each of the proposals, because of the particular voting standards applicable to those proposals, as disclosed above.

NOTICE TO BANKS, BROKER-DEALERS AND VOTING TRUSTEES AND THEIR NOMINEES

Please advise the Company, in care of the Company’s transfer agent, American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, New York 11219, whether other persons are the beneficial owners of the shares for which proxies are being solicited and, if so, the number of copies of the proxy statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of shares.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED STAMPED ENVELOPE.

Dated: November 22, 2013

EXHIBIT A

AUDIT COMMITTEE CHARTER

MILLENNIUM INDIA ACQUISITION COMPANY, INC.

Adopted January 17, 2008

The Board of Directors (the “Board”) of Millennium India Acquisition Company Inc. (“SMCG”) hereby adopts the following as the governing principles of the Audit Committee of SMCG.

Membership.

The Audit Committee shall consist of two or more members appointed by the Board. Audit Committee members serve at the pleasure of the Board. Each member of the Audit Committee must be “disinterested.” For purposed of this charter, a “disinterested” Director means a Director who is not an “interested person” of SMCG, as that term is defined under the Investment Company Act of 1940 (the “1940 Act”). Unless a Chairperson is designated by the Board, the Audit Committee may elect from its own members a Chairperson. The Chairperson (if any) presides over each meeting of the Audit Committee.

Principal Responsibilities.

The principal responsibilities of the Audit Committee shall include:

•

Overseeing SMCG’s accounting and auditing processes.

•

Serving as SMCG’s qualified legal compliance committee, and in such capacity, the Audit Committee is authorized to: receive in confidence, consider and, if appropriate, investigate in its capacity as a qualified legal compliance committee any report by (i) an attorney of a material violation of an applicable United States federal or state securities law, or a similar material violation of any United States or state law by SMCG (or any officer, director, or employee or agent of SMCG) (a “material violation”), or (ii) a report under SMCG’s Code of Ethics for Principal Executive and Principal Financial Officers (the “Code”). At the conclusion of an investigation of a reported violation of the Code, the Audit Committee shall make a report to the Board, which shall include a recommendation of an appropriate action if such violation is determined to have occurred. At the conclusion of any investigation of a material violation, and (ii) to inform the chief executive officer of SMCG and the Board of any such investigation and the appropriate remedial measures to be adopted. With respect to a report of a material violation, the Audit Committee is further authorized to take all other appropriate action, including notification to the Securities and Exchange Commission in the event SMCG fails in any material respect to implement an appropriate response recommended by the Audit Committee

•

Recommending which firm to engage as SMCG’s independent auditor as required by Section 32 of the 1940 Act, and whether to terminate this relationship.

•

Reviewing the independent auditors’ compensation, the proposed scope and terms of its engagement, and the firm’s independence.

•

Approving all audit and non-audit services an independent auditor provides to SMCG (and certain SMCG service providers) as required by and in accordance with applicable law. The Audit Committee is authorized to develop policies and procedures, in accordance with applicable law, that provide for the advance pre-approval of some or all audit and non-audit services. The Audit Committee is further authorized to delegate its responsibility to pre-approve audit and non-audit services to one or more members of the Audit Committee, in accordance with applicable law.

•

Serving as a channel of communication between an independent auditor and the Directors.

•

Reviewing the results of each external audit, including any qualifications in the independent auditors’ opinion, any related management letter, management’s responses to recommendations made by the independent auditors in connection with the audit, reports submitted to the Audit Committee by the internal auditing department of SMCG that are material to a SMCG, if any, and management’s responses to any such reports.

•

Meeting with SMCG’s accounting provider, if any, to discuss their role in the audit and any report they may wish to make with respect hereto.

•

Reviewing SMCG’s audited financial statements and considering any significant disputes between SMCG’s management and the independent auditor that arose in connection with the preparation of those financial statements. In addition, the Audit Committee should review any unusual circumstances reflected in SMCG’s financial statements.

•

Considering, in consultation with the independent auditors’ report on the adequacy of SMCG’s internal financial controls.

•

Reviewing, in consultation with SMCG’s independent auditors, major changes regarding auditing and accounting principles and practices to be followed when preparing SMCG’s financial statements.

•

Reviewing the procedures employed by SMCG in preparing published financial statements and related management commentaries.

Recommendation of Independent Auditors.

In connection with the selection of SMCG’s independent auditors, the Audit Committee shall consider the auditors’: (a) basic approach and techniques; (b) knowledge and experience in the industry and other investment companies serviced by the firm; (c) procedures followed to assure the form’s independence; (d) policy regarding rotation of personnel assigned to the engagement; and (e) other quality control procedures. The Audit Committee shall also consider the nature and quality of other services offered by the firm, the firm’s manner of communicating weaknesses noted in SMCG’s internal control system, the basis for determining their fees, and management’s attitude toward the firm.

Internal Controls.

The Audit Committee shall periodically review the internal controls of, and other procedures adopted by, SMCG, including those procedures (if any) relating to: (i) the valuation of securities (including securities for which market quotations are not readily available, such as interests in hedge funds) and the computation of SMCG’s net asset value; (ii) the pricing services used by SMCG; and (iii) the liquidity of other restricted securities held by SMCG.

Meetings.

The Committee shall meet at least one time each year and be empowered to hold special meetings, as circumstances require. Any action of the Committee shall be taken by the affirmative vote of a majority of the members, Any action of the Committee with respect to SMCG may be taken without a meeting if at least a majority of the members of the Committee consent thereto in writing.

EXHIBIT B

REPORT OF THE AUDIT COMMITTEE IN RESPECT OF THE COMPANY’S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012

MILLENNIUM INDIA ACQUISITION COMPANY, INC.

The audit committee oversees SMCG’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The committee reviewed with the independent registered public accounting firm (the “independent auditors” or “auditors”), who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of SMCG’s accounting principles and such other matters as are required to be discussed with the committee under the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). In addition, the committee has discussed with the independent auditors the auditors’ independence from management and SMCG including the auditors’ letter and the matters in the written disclosures required by the PCAOB, and considered the compatibility of non-audit services with the auditors’ independence.

The committee discussed with the independent auditors the overall scope and plan for the audit. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of SMCG’s internal controls, and the overall quality of SMCG’s financial reporting.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements for SMCG be included in SMCG’s Annual Report to Stockholders for the year ended December 31, 2012.

Thomas Matthew, Audit Committee Chair Gul Asrani, Audit Committee Member	C.P. Krishnan Nair, Audit Committee Member

EXHIBIT C

NOMINATING AND COMPENSATION COMMITTEE CHARTER

MILLENNIUM INDIA ACQUISITION COMPANY, INC.

Adopted January 17, 2008

The purpose of the Nominating and Compensation Committee of the Board of Directors of SMCG (the “Board”) is to review matters pertaining to the composition, committees, compensation and operations of the Board. Members of the Committee may not be “interested persons” of SMCG as such term is defined in the Investment Company Act of 1940, as amended (“Interested Persons”).1

The Nominating and Compensation Committee shall consist of two or more members appointed by the Board. Unless a Chairperson is designated by the Board, the Nominating and Compensation Committee may elect from its own members a Chairperson. The Chairperson (if any) presides over each meeting of the Nominating and Compensation Committee.

The Committee shall have the following duties and powers:

•

To evaluate and recommend all candidates for election or appointment as members of the Board and recommend the appointment of members and chairs of each Board Committee.

•

To review policy matters affecting the operation of the board and Board committees and make such recommendations to the Board as deemed appropriate by the Committee.

•

To evaluate periodically the effectiveness of the Board and Board Committees and make such recommendations to the Board to the Boards as deemed appropriate by the Committee.

•

To evaluate periodically the compensation of the members of the Boards and make such recommendations to the Boards as deemed appropriate by the Committee.

•

The Committee shall have the resources and authority appropriate to discharge its responsibilities.

The Committee shall be empowered to hold special meetings, as circumstances require. Any action of the Committee shall be taken by the affirmative vote of a majority of the members. Any action of the Committee with respect to SMCG may be taken without a meeting if at least a majority of the members of the Committee consent hereto in writing.

1 As contemplated by certain rules inter the Investment Company Act of 1940, as amended, the selection and nomination of candidates for election as members of the Board who are not Interested Persons shall be made by the incumbent members of the Board who are not Interested Persons.

EXHIBIT D

PROPOSED FORM OF AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION REDUCING THE NUMBER OF SHARES OF AUTHORIZED CAPITAL STOCK

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MILLENNIUM INDIA ACQUISITION COMPANY INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Millennium India Acquisition Company Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST:  The Amended and Restated Certificate of Incorporation of the Corporation, as previously amended, is hereby amended by deleting paragraph (a) of Article FOURTH thereof in its entirety and inserting the following in lieu thereof:

“FOURTH:

(a)  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 12,005,000, of which:

(i)

12,000,000 shares shall be Common Stock, par value $0.0001 per share; and

(ii)

5,000 shares shall be Preferred Stock, par value $0.0001 per share.”

SECOND:  The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be executed this _____ day of __________, 2013.

MILLENNIUM INDIA ACQUISITION COMPANY INC.

By:

       Name:

       Title:

ANNUAL MEETING OF STOCKHOLDERS OF

MILLENNIUM INDIA ACQUISITION COMPANY INC.

December 12, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access **www.voteproxy.com** and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.SEC.gov

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone.

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THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.
This proxy will be voted as specified below with respect to the following proposals.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect seven directors to our Board of Directors (the "Board"), to serve until the next annual meeting of stockholders or until such directors' respective successors are duly elected and qualified.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.